Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, Florida 33401

(561) 515-1900

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FD:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(561) 515-1900	Media: Andy Maas
(212) 850-5600

FOR IMMEDIATE RELEASE

FTI CONSULTING, INC. PROVIDES BUSINESS UPDATE

• Preliminary Estimated Second Quarter 2010 Revenues of Approximately $350 Million

• Preliminary Estimated Second Quarter 2010 EPS of Between $0.50 and $0.55

• Revised 2010 Guidance for Revenues of Between $1.40 Billion and $1.45 Billion and EPS Before

Special Charges (a non-GAAP measure) of Between $2.50 and $2.80

West Palm Beach, FL, July 6, 2010 — FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today announced preliminary estimated revenues and EPS for the second quarter of 2010 and updated guidance for the full year 2010.

Complete results for the second quarter are expected to be released the week of August 2, 2010 and may vary from preliminary estimates after completion of normal closing processes, procedures and reviews.

For the second quarter of 2010, revenues are anticipated to be approximately $350 million, compared to $360.5 million in the prior year period. Earnings per diluted share are anticipated to be approximately $0.50 to $0.55, compared to $0.69 in the prior year period.

Based on current market conditions, the Company estimates that revenues for the year 2010 will be between $1.40 billion and $1.45 billion, and EPS Before Special Charges (a non-GAAP measure) will be between $2.50 and $2.80.

Commenting on these preliminary results, Jack Dunn, FTI’s president and chief executive officer said, “Our original business outlook for 2010 anticipated an improving economy and demand environment for our practices that are ‘pro cyclical’. We saw increasing capital markets activity, particularly in the mergers and acquisitions (‘M&A’) arena which benefits all our practices and a credit market that, while more liquid, would remain a challenge to small and middle market debtors.

“Currently, we are experiencing encouraging results in our ‘pro cyclical’ practices. Economic Consulting grew by approximately 15 per cent in the second quarter compared to last year; Strategic Communications grew by approximately 11 per cent; and Forensic and Litigation Consulting grew approximately 5 per cent, a solid performance given very difficult comparisons to last year when several major investigations were generating significant revenue.

“However, with preliminary June results, it became apparent that, based on current economic conditions, progress in these segments would not be at the pace originally anticipated, and that the markets for bankruptcy, restructuring and M&A are significantly slower than we anticipated. Revenues in Corporate Finance/ Restructuring, our largest segment, decreased by approximately 18 per cent compared to the record results last year. Technology revenues declined approximately 14 per cent in the quarter from record levels a year ago as price pressure continued in the hosting and processing parts of the business and M&A ‘second request’ business lagged.

“In the original guidance we provided in February for 2010, we noted the difficulty in predicting an economy that supported robust equity and debt markets in the face of continuing high worldwide unemployment and fragile markets for local, municipal and even sovereign debt. In our revised guidance, the lower end of the range assumes a continuation of current business conditions across our segments, while the high end assumes a stabilization of restructuring activity combined with acceleration in the growth of our ‘pro cyclical’ practices.

“Our financial position continues to be strong; we exited the quarter with approximately $125 million in cash and cash equivalents and no borrowings under our line of credit.”

Conference Call to Discuss Preliminary Second Quarter Results and Updated Guidance

FTI will hold a conference call for analysts and investors to discuss its preliminary second quarter 2010 results and updated 2010 guidance at 9:00 AM Eastern Time on Wednesday, July 7, 2010. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website, www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,400 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measure

We define EPS before special charges (“Adjusted EPS”) as earnings per diluted share minus the per share impact of the special charges. Although Adjusted EBITDA is not a measure of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that this measure can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. Adjusted EPS is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. This non-GAAP measure should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. A reconciliation of 2010 guidance for full year Adjusted EPS to EPS is set forth in the following Table:

RECONCILIATION OF FULLY DILUTED EARNINGS PER SHARE TO

EPS BEFORE SPECIAL CHARGES

In our press release hereof, we provide 2010 guidance based on GAAP and non-GAAP measures. The following table provides a reconciliation between 2010 guidance based on non-GAAP measures to the most directly comparable GAAP measure

EPS Before Special Charges	$2.50-2.80
Less: Special Charges	$0.37 -0.37

Earnings per common share - diluted	$2.13-2.43

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved or that actual results will not differ from expectations. The Company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this will occur from time to time in the future. The Company’s actual results may differ from our expectations. Further, these preliminary results are subject to the Company’s final review and the final review of the Company’s independent public accounting firm. Other factors that could cause such differences include current global economic conditions, the depressed real estate market, competitive, client demand for the Company’s services, the utilization and retention of staff, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.